UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

April 3, 2009
Date of report (date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5438 (Commission File Number)	11-1798614 (I.R.S. Employer Identification Number)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

The Company is filing this Current Report on Form 8-K solely to correct an inadvertent omission from the Grants of Plan-Based Awards table included in its 2008 Proxy Statement distributed in connection with its Annual Meeting of Stockholders held in August 2008.  The table included in the Proxy Statement inadvertently included duplicate numbers in the last two columns.  The Company has set forth below the corrected table indicating the revised information in the last column:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)

Howard Solomon	12/06/07	60,000 (1)	125,000 (2)	37.2550	4,651,263
Lawrence S. Olanoff, M.D., Ph.D.	12/06/07	40,000 (1)	75,000 (2)	37.2550	2,939,778
Elaine Hochberg	12/06/07	25,000 (3)	50,000 (4)	37.2550	1,691,110
Francis I. Perier, Jr.	12/06/07	20,000 (3)	50,000 (4)	37.2550	1,504,835
Ivan Gergel, M.D.	12/06/07	15,000 (3)	30,000 (4)	37.2550	1,014,666

(1)
The stock award is subject to a risk at forfeiture which lapses as to 25% of the shares covered by the award on the six month anniversary of the grant date and as to 25% of the shares covered by the award on each of the first three anniversaries of the grant date.

(2)	The stock option has a term of ten years and becomes exercisable as to all of the shares covered by the option on the six month anniversary of the grant date.
(3)	The stock award is subject to a risk at forfeiture which lapses as to 25% of the shares covered by the award on each of the first, second, third and fourth anniversaries of the grant date.
(4)
The stock option has a term of ten years and vests and is exercisable as to 15% of the shares covered by the option on the first, second, third and fourth anniversaries of the grant date and as to the remaining 40% of the shares covered by the option on the fifth anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 3, 2009

Forest Laboratories, Inc.
(Registrant)

Francis I. Perier, Jr.
Senior Vice President - Finance and
Chief Financial Officer